Delaware Group(r) Equity Funds III
Form N-SAR Exhibit List
June 30, 2010

SUB-ITEM 77.C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group(r) Equity Funds III (the "Trust"), on
behalf of Delaware Growth Equity Fund (formerly, Delaware American Services Fund), and
Delaware Trend Fund (the "Funds") held on November 12, 2009 and reconvened on December 4,
2009, January 14, 2010 and March 16, 2010, the shareholders of the Funds voted to (i) elect a
Board of Trustees for the Trust; and to (ii) approve a new investment advisory agreement between the Trust, on behalf of the Fund, and Delaware Management Company.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A.
Fry, Anthony D. Knerr, Lucinda S. Landreth, Ann R. Leven, Thomas F. Madison, Janet L.
Yeomans, and J. Richard Zecher.  In addition, Patrick P. Coyne was elected to serve as an
Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

Thomas L. Bennett

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,809,100.703
58.775%
94.721%
1,494,195.970
3.276%
5.279%

Patrick P. Coyne

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,802,114.673
58.760%
94.696%
1,501,182.000
3.291%
5.304%

John A. Fry

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,808,099.963
58.773%
94.717%
1,495,196.710
3.278%
5.283%

Anthony D. Knerr

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,811,784.592
58.781%
94.730%
1,491,512.081
3.270%
5.270%

Lucinda S. Landreth

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,815,549.279
58.789%
94.744%
1,487,747.394
3.262%
5.256%

Ann R. Leven

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,813,923.614
58.786%
94.738%
1,489,373.059
3.265%
5.262%

Thomas F. Madison

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,782,164.263
58.716%
94.626%
1,521,132.410
3.335%
5.374%

Janet L. Yeomans

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,812,175.992
58.782%
94.732%
1,491,120.681
3.269%
5.268%

J. Richard Zecher

SHARES
VOTED FOR
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
SHARES
WITHHELD
% OF
OUTSTANDING
SHARES
% OF
SHARES
VOTED
26,799,751.585
58.754%
94.688%
1,503,545.088
3.297%
5.312%

2. To approve a new investment advisory agreement between the Trust, on behalf of the
Fund, and Delaware Management Company, a series of Delaware Management Business
Trust.

Delaware Growth Equity Fund

SHARES VOTED FOR 6,158,772.977
PERCENTAGE OF OUTSTANDING SHARES 42.834%
PERCENTAGE OF SHARES VOTED 67.066%
SHARES VOTED AGAINST 228,250.238
PERCENTAGE OF OUTSTANDING SHARES 1.588%
PERCENTAGE OF SHARES VOTED 2.486%
SHARES ABSTAINED 237,538.513
PERCENTAGE OF OUTSTANDING SHARES 1.652%
PERCENTAGE OF SHARES VOTED 2.586%
BROKER NON-VOTES 2,558,579.275

Delaware Trend Fund

SHARES VOTED FOR 11,911,111.261
PERCENTAGE OF OUTSTANDING SHARES 40.168%
PERCENTAGE OF SHARES VOTED 67.498%
SHARES VOTED AGAINST 428,279.153
PERCENTAGE OF OUTSTANDING SHARES 1.444%
PERCENTAGE OF SHARES VOTED 2.427%
SHARES ABSTAINED 540,734.784
PERCENTAGE OF OUTSTANDING SHARES 1.824%
PERCENTAGE OF SHARES VOTED 3.064%
BROKER NON-VOTES 4,766,453.239

SUB-ITEM 77.D:  Policies with respect to security investments

Policies with respect to security investments incorporated into this filing by reference to two
497(e) filings which occurred on January 21, 2010 (SEC Accession Nos. 0001450789-10-000040
and 0001450789-10-000042).

SUB-ITEM 77.K:  Changes in Registrant's certifying accountant

Due to independence matters under the Securities and Exchange Commission's auditor independence rules relating to the January 4, 2010 acquisition of Delaware Investments
(including Delaware Management Company) by Macquarie Group, Ernst & Young LLP ("E&Y")
has resigned as the independent registered public accounting firm for Delaware Group Equity
Funds III (the "Fund") effective May 27, 2010.  At a meeting held on February 18, 2010, the Board of Directors of the Fund, upon recommendation of the Audit Committee, selected
PricewaterhouseCoopers LLC ("PwC") to serve as the independent registered public accounting firm for the Fund for the fiscal year ending June 30, 2010.  During the fiscal years ended June 30,
2009 and June 30, 2008, E&Y's audit reports on the financial statements of the Fund did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  In addition, there were no disagreements between the Fund and E&Y on accounting principles, financial statements disclosures or audit scope, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the disagreement in their reports.  Neither the Fund nor anyone on its behalf has consulted with PwC at any time prior to their selection with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Fund's financial statements.

SUB-ITEM 77.Q.1(a):  Investment Management Agreement (January 4, 2010) between Delaware
Group Equity Funds III and Delaware Management Company, a series of Delaware Management
Business Trust, attached as Exhibit.

SUB-ITEM 77.Q.1(b):  Letter from the independent accountants furnished pursuant to Sub-Item
77K, attached as Exhibit.

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